Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2021 Operating Results

Phoenix, AZ, October 29, 2021 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2021. The Company anticipates closing its previously announced merger with Realty Income Corporation on November 1, 2021.

Third Quarter 2021 Financial and Operating Highlights
•Net income of $61.6 million and net income per diluted share of $0.25
•Achieved $0.83 AFFO per diluted share, representing a 7.8% increase compared to the same quarter in 2020
•Rent collection of 99.1%
•Compared to last quarter, Total debt - as reported increased from $5.6 billion to $5.7 billion; Adjusted Principal Outstanding remained at $5.8 billion; Net Debt increased from $5.5 billion to $5.8 billion; and Net Debt to Normalized EBITDA increased from 5.46x to 5.75x. Debt metrics were impacted by the redemption of $373.0 million of the Company’s 6.7% Series F Preferred Stock during the quarter

Year-To-Date Transaction Highlights as of October 27, 2021
•Invested over $1 billion of capital, including $530.0 million in property acquisitions and build-to-suits placed into service, along with approximately $473.0 million allocated toward the full redemption of the Company's 6.7% Series F Preferred Stock
•Office dispositions totaled $287.4 million reducing office exposure to 14.2% as of quarter-end
•Strategic dispositions totaled $162.5 million

Third Quarter 2021 Financial Results

Total Revenues
Total revenues for the quarter ended September 30, 2021 decreased $5.1 million to $290.2 million as compared to total revenues of $295.3 million for the same quarter in 2020.

Net Income and Net Income Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended September 30, 2021 decreased $37.3 million to $61.6 million as compared to net income of $98.9 million for the same quarter in 2020, and net income per diluted share decreased $0.16 to $0.25 for the quarter ended September 30, 2021, as compared to net income per diluted share of $0.41 for the same quarter in 2020.

Normalized EBITDA
Normalized EBITDA for the quarter ended September 30, 2021 increased $0.7 million to $253.6 million as compared to Normalized EBITDA of $252.9 million for the same quarter in 2020.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2021 increased $4.8 million to $176.0 million, as compared to $171.2 million for the same quarter in 2020, and FFO per diluted share decreased $0.03 to $0.76 for the quarter ended September 30, 2021, as compared to FFO per diluted share of $0.79 for the same quarter in 2020.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2021 increased $25.1 million to $191.6 million, as compared to $166.5 million for the same quarter in 2020, and AFFO per diluted share increased $0.06 to $0.83 for the quarter ended September 30, 2021, as compared to $0.77 for the same quarter in 2020.

Balance Sheet and Liquidity
As of the end of the third quarter, the Company had corporate liquidity of approximately $1.4 billion, predominantly comprised of $1.4 billion of availability under its credit facility. In addition, secured debt was reduced by $15.3 million.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended September 30, 2021 are as follows: Net Debt to Normalized EBITDA of 5.75x, Fixed Charge Coverage Ratio of 4.2x, Unencumbered Asset Ratio of 86.8%, Net Debt to Gross Real Estate Investments of 40.0%, and Weighted Average Debt Term of 5.5 years.

Real Estate Portfolio
As of September 30, 2021, the Company’s portfolio consisted of 3,882 properties with total portfolio occupancy of 97.6%, investment grade tenancy of 38.0% and a weighted-average remaining lease term of 8.4 years.

During the quarter ended September 30, 2021, same-store contract rental revenue (3,723 properties) increased 3.2% as compared to the same quarter in 2020. The weighted-average rent coverage for retail and restaurant properties was 2.70x.

Real Estate Leasing Activity
During the third quarter, the Company entered into 56 new and renewal leases on approximately 1.2 million square feet, or 1.4% of the portfolio, including 0.2 million square feet of early renewals. Year-to-date, the Company entered into 169 new and renewal leases on approximately 4.5 million square feet, or 5.1% of the portfolio, including 1.7 million square feet of early renewals. Rent recapture year-to-date approximated 98% of prior rents on an initial cash basis, including early renewals.

Acquisitions
During the quarter ended September 30, 2021, the Company invested in 28 properties for $100.5 million at an average cash cap rate of 6.8%.

Office Dispositions
During the quarter ended September 30, 2021, the Company disposed of one office property for an aggregate sales price of $16.6 million at a gain of $0.7 million.

Strategic Dispositions
During the quarter ended September 30, 2021, the Company disposed of 30 properties for an aggregate sales price of $46.6 million. Of this amount, $5.4 million was used in the total weighted average cash cap rate calculation of 8.0%. The gain on third quarter strategic dispositions was $2.6 million.

COVID-19 Company Update
As of October 20, 2021, VEREIT had received rent of approximately 99.1% for the third quarter of 2021, which is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis. The property type breakdown for rent collection is as follows:

Property Type	Q3 2021
Total Retail	99%
Casual Dining	100%
Quick Service	98%
Total Restaurant	99%
Total Office	99%
Total Industrial	99%
As of October 20, 2021, we collected $16.8 million of deferred rent, representing approximately 100% of amounts due through September 30, 2021, or 88.3% of total executed deferrals.

Subsequent Events

Acquisitions
From October 1, 2021 through October 27, 2021, the Company acquired 16 properties for $81.4 million, bringing acquisitions and build-to-suits placed into service year-to-date through October 27, 2021, to $530.0 million.

Strategic Dispositions
From October 1, 2021 through October 27, 2021, the Company disposed of 4 properties for an aggregate sales price of $6.6 million, bringing strategic dispositions year-to-date through October 27, 2021, to approximately $162.5 million.

Audio Webcast and Call Details
In light of the Company’s proposed merger with Realty Income, the Company will no longer be holding earnings conference calls.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.6 billion including approximately 3,900 properties and 88.7 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and until the merger closes intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653| BRosen@VEREIT.com

About the Data
Prior period shares and per share amounts have been updated to reflect the reverse stock split, which took effect on December 17, 2020. As previously disclosed, the Company identified an overstatement in amounts recorded to depreciation expense. The Company revised the accompanying statement of operations for the three months ended September 30, 2020 to reduce depreciation and amortization expense by $0.9 million.
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages are based on the terms of the lease agreements in effect at January 1, 2021 and exclude rent due and cash received for leases being accounted for on a cash basis as of January 1, 2021. This change better reflects normalized collections and has a very modest impact of approximately 0.4%. Percentages also exclude any tenants in bankruptcy prior to the pandemic.

Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, Unencumbered Asset Ratio, Contract Rental Revenue, and Rent Coverage are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Contract Rental Revenue
Includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by Unconsolidated Joint Ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, merger, litigation and non-routine costs, net and gains or losses on sale of investment securities or mortgage notes receivable. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt and amortization of intangibles, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, merger, litigation and non-routine costs, net and gains or losses on sale of investment securities or mortgage notes receivable. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. Management believes that excluding these items from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by Unconsolidated Joint Ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized (“Net Debt to Normalized EBITDA”) equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Rent Coverage
Rent Coverage is calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period, divided by annualized September 2021 rent per the lease terms.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unconsolidated Joint Ventures
Unconsolidated Joint Ventures include the Company's investments in unconsolidated joint ventures formed to acquire and own real estate properties and exclude other investments in unconsolidated entities.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, rent relief requests, rent relief granted, the payment of future dividends, the impact of the coronavirus (COVID-19) on the Company’s business, and the pending merger (the “Merger”) with Realty Income Corporation. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company’s ability to consummate the proposed Merger and the timing of the closing of the proposed Merger; the potential impact of the announcement of the proposed transactions or consummation of the proposed transactions on business relationships, including with tenants, clients, employees, customers and competitors; litigation associated with the Merger; costs, fees, expenses and charges related to the proposed transactions; risks as a result of the restrictions imposed by operating covenants contained in the Merger Agreement restricting the Company generally from issuing equity, incurring or pre-paying debt and limitations on the use of its revolving credit facility; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2021	June 30, 2021
ASSETS
Real estate investments, at cost:
Land	$2,724,709	$2,724,975
Buildings, fixtures and improvements	9,916,070	9,912,886
Intangible lease assets	1,917,251	1,908,178
Total real estate investments, at cost	14,558,030	14,546,039
Less: accumulated depreciation and amortization	4,002,377	3,917,175
Total real estate investments, net	10,555,653	10,628,864
Operating lease right-of-use assets	185,443	188,628
Investment in unconsolidated entities	80,363	80,487
Cash and cash equivalents	5,874	275,496
Restricted cash	10,803	9,584
Rent and tenant receivables and other assets, net	371,911	365,186
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	31,073	28,977
Total assets	$12,578,893	$12,914,995

LIABILITIES AND EQUITY
Mortgage notes payable, net	$987,704	$1,002,496
Corporate bonds, net	4,590,348	4,588,286
Credit facility	88,000	—
Below-market lease liabilities, net	111,140	115,831
Accounts payable and accrued expenses	137,626	117,445
Derivative, deferred rent and other liabilities	58,707	64,371
Distributions payable	105,958	106,999
Operating lease liabilities	196,671	199,561
Total liabilities	6,276,154	6,194,989
Series F preferred stock	—	149
Common stock	2,292	2,291
Additional paid-in capital	12,984,914	13,354,657
Accumulated other comprehensive income	831	732
Accumulated deficit	(6,692,338)	(6,644,896)
Total stockholders’ equity	6,295,699	6,712,933
Non-controlling interests	7,040	7,073
Total equity	6,302,739	6,720,006
Total liabilities and equity	$12,578,893	$12,914,995

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2021	2020
Revenues:
Rental	$289,671	$293,692
Fees from managed partnerships	521	1,586
Total revenues	290,192	295,278
Operating expenses:
Acquisition-related	1,373	1,050
Merger, litigation and non-routine costs, net	9,445	105
Property operating	28,854	31,400
General and administrative	12,437	14,774
Depreciation and amortization	106,668	108,257
Impairments	13,272	16,397
Total operating expenses	172,049	171,983
Other income (expense):
Interest expense	(59,768)	(66,935)
(Loss) gain on extinguishment and forgiveness of debt, net	(5)	61
Other income, net	346	73
Equity in income of unconsolidated entities	463	663
Gain on disposition of real estate and real estate assets held for sale, net	3,369	42,814
Total other expenses, net	(55,595)	(23,324)
Income before taxes	62,548	99,971
Provision for income taxes	(935)	(1,054)
Net income	61,613	98,917
Net income attributable to non-controlling interests	(48)	(51)
Net income attributable to the General Partner	$61,565	$98,866

Basic and diluted net income per share attributable to common stockholders	$0.25	$0.41
Distributions declared per common share	$0.46	$0.39

VEREIT, INC.
EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income	$61,613	$77,903	$98,917
Adjustments:
Interest expense	59,768	59,291	66,935
Depreciation and amortization	106,668	105,839	108,257
Provision for income taxes	935	931	1,054
Proportionate share of adjustments for unconsolidated entities	2,330	2,267	2,451
Gain on disposition of real estate assets, net	(3,369)	(16,896)	(42,814)
Impairments of real estate	13,272	14,129	16,397
EBITDAre	$241,217	$243,464	$251,197
Acquisition-related expenses	1,373	1,428	1,050
Merger, litigation and non-routine costs, net	9,445	6,605	105
(Gain) loss on investments	(19)	22	(76)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,164	1,830	393
Loss (gain) on extinguishment and forgiveness of debt, net	5	(35)	(61)
Net direct financing lease adjustments	384	374	381
Other adjustments, net	16	(2,050)	(8)
Proportionate share of adjustments for unconsolidated entities	(32)	(32)	(48)
Normalized EBITDA	$253,553	$251,606	$252,933
Normalized EBITDA annualized	$1,014,212	$1,006,424	$1,011,732

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2021	2020
Net income	$61,613	$98,917
Dividends on non-convertible preferred stock	(3,124)	(10,771)
Gain on disposition of real estate assets, net	(3,369)	(42,814)
Depreciation and amortization of real estate assets	106,290	107,869
Impairment of real estate	13,272	16,397
Proportionate share of adjustments for unconsolidated entities	1,365	1,635
FFO attributable to common stockholders and limited partners	$176,047	$171,233

Weighted-average shares outstanding - basic	229,271,106	216,737,561
Effect of weighted-average Limited Partner OP Units and dilutive securities	908,334	290,114
Weighted-average shares outstanding - diluted	230,179,440	217,027,675

FFO attributable to common stockholders and limited partners per diluted share	$0.76	$0.79

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2021	2020
FFO attributable to common stockholders and limited partners	$176,047	$171,233

Acquisition-related expenses	1,373	1,050
Merger, litigation and non-routine costs, net	9,445	105
Gain on investments	(19)	(76)
Amortization of premiums and discounts on debt and investments, net	837	(201)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,164	393
Net direct financing lease adjustments	384	381
Amortization and write-off of deferred financing costs	2,677	3,114
Loss (gain) on extinguishment and forgiveness of debt, net	5	(61)
Straight-line rent	(3,560)	(12,595)
Equity-based compensation	2,941	2,991
Other adjustments, net	415	379
Proportionate share of adjustments for unconsolidated entities	(155)	(166)
AFFO attributable to common stockholders and limited partners	$191,554	$166,547

Weighted-average shares outstanding - basic	229,271,106	216,737,561
Effect of weighted-average Limited Partner OP Units and dilutive securities	908,334	290,114
Weighted-average shares outstanding - diluted	230,179,440	217,027,675

AFFO attributable to common stockholders and limited partners per diluted share	$0.83	$0.77

VEREIT, INC.
CONTRACT RENTAL REVENUE
(Dollars in thousands) (Unaudited)

	Three Months Ended September 30,
	2021	2020
Rental revenue - as reported	$289,671	$293,692
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(22,694)	(25,341)
Straight-line rent	(3,560)	(12,595)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,164	393
Net direct financing lease adjustments	384	381
Other non-contract rental revenue	(87)	(3,404)
Proportionate share of amounts for Unconsolidated Joint Ventures	2,696	3,014
Contract Rental Revenue	$267,574	$256,140

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
September 30, 2021
Interest expense - as reported	$59,768
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(2,789)
Amortization of net premiums	(738)
Proportionate share of amounts for Unconsolidated Joint Ventures	808
Interest Expense, Excluding Non-Cash Amortization	$57,049

Three Months Ended
September 30, 2021
Interest Expense, Excluding Non-Cash Amortization	$57,049
Secured debt principal amortization	453
Dividends attributable to preferred shares	3,124
Total fixed charges	60,626
Normalized EBITDA	253,553
Fixed Charge Coverage Ratio	4.18x

	September 30, 2021	June 30, 2021
Mortgage notes payable, net	$987,704	$1,002,496
Corporate bonds, net	4,590,348	4,588,286
Credit facility	88,000	—
Total debt - as reported	5,666,052	5,590,782
Deferred financing costs, net	38,855	40,693
Net discounts	24,896	25,634
Principal Outstanding	5,729,803	5,657,109
Proportionate share of amounts for Unconsolidated Joint Ventures	109,678	109,678
Adjusted Principal Outstanding	$5,839,481	$5,766,787
Cash and cash equivalents	(5,874)	(275,496)
Pro rata share of Unconsolidated Joint Ventures’ cash and cash equivalents	(1,688)	(621)
Net Debt	$5,831,919	$5,490,670

September 30, 2021
Total real estate investments, at cost - as reported	$14,558,030
Adjustments:
Investment in Cole REITs	7,948
Gross assets held for sale	50,396
Investment in direct financing leases, net	5,422
Gross below market leases	(224,392)
Proportionate share of amounts for Unconsolidated Joint Ventures	171,078
Gross Real Estate Investments	$14,568,482

	September 30, 2021	June 30, 2021
Net Debt	$5,831,919	$5,490,670
Normalized EBITDA Annualized	1,014,212	1,006,424
Net Debt to Normalized EBITDA Annualized Ratio	5.75x	5.46x

September 30, 2021
Net Debt	$5,831,919
Gross Real Estate Investments	14,568,482
Net Debt Leverage Ratio	40.0%

Unencumbered Gross Real Estate Investments	$12,650,834
Gross Real Estate Investments	14,568,482
Unencumbered asset ratio	86.8%